UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2014

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2014 (the “Effective Date”), the Compensation Committee of the Board of Directors of Office Depot, Inc. (the “Company”) approved a new Executive Change in Control Severance Plan (the “Severance Plan”) pursuant to which the Company will provide certain severance pay and other benefits to certain eligible employees of the Company (each, an “Executive” and collectively, the “Executives”) in the event of such Executive’s Qualifying Termination (as defined below) in connection with a Change in Control (as defined below). As part of the harmonization of compensation arrangements following the Company’s merger with OfficeMax Incorporated (“OfficeMax”) on November 5, 2013 (the “Merger”), the Company wished to replace the legacy change in control severance agreements with a single plan going forward. The following summary of the Severance Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Severance Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amongst the Executives are the following named executive officers of the Company, who are presently the only named executive officers participating, or eligible to participate, in the Severance Plan: Michael Allison, Executive Vice President and Chief People Officer; Elisa Garcia, Executive Vice President, Chief Legal Officer and Corporate Secretary; and Stephen Hare, Executive Vice President, Chief Financial Officer (each, a “Current NEO” and collectively, the “Current NEOs”). The Compensation Committee may approve additional participants in the Severance Plan subsequent to the Effective Date.

The severance pay and other benefits payable to an Executive after a Change in Control under the Severance Plan will be paid solely in lieu of, and not in addition to, any severance benefits payable under any Executive’s existing offer letter, severance arrangement or other program or agreement on account of the Executive’s termination of employment with the Company.

The Company is party to individual agreements (each, an “Individual Agreement” and collectively, the “Individual Agreements”) with certain of the Executives, including Ms. Garcia and Mr. Allison, under which severance protection periods were triggered upon the Merger. Such Executive’s entitlement to severance benefits will be determined solely under such Executive’s Individual Agreement with respect to a termination of employment on or prior to the expiration in November 2015 of the Individual Agreement (the “Expiration Date”). Following the Expiration Date, such Executive’s entitlement to severance benefits in connection with a Change in Control after the Effective Date will be determined solely under the Severance Plan, provided that the Executive agrees to participate in the Severance Plan. In connection with the approval of the Severance Plan, the Company distributed notices, which include a release (each, a “Non-Renewal Notice”) to Executives with Individual Agreements indicating that the Company will not be renewing any Individual Agreement beyond the Expiration Date.

Ms. Garcia and Mr. Allison have Individual Agreements with an Expiration Date of November 5, 2015 with the Company and may only participate in the Severance Plan upon the Expiration Date of such agreements provided that they execute a Non-Renewal Notice. Mr. Hare’s letter agreement with the Company, dated December 2, 2013 (the “Hare Employment Agreement”), provided that following Mr. Hare’s start date at the Company he would be provided with a change in control agreement. Accordingly, Mr. Hare will be participating in the Severance Plan as of the Effective Date. A description of Ms. Garcia’s and Mr. Allison’s Individual Agreements with the Company and the Hare Employment Agreement can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2014. A copy of the Form of Non-Renewal Notice sent by the Company to Ms. Garcia and Mr. Allison is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Under the Severance Plan, the following events constitute a “Change in Control”:

i.	Any person, other than an exempt person, is or becomes the “beneficial owner” of 30% or more of the combined voting power of the Company without the approval of the Board; or

ii.	Any person, other than an exempt person, is or becomes the “beneficial owner” of greater than 50% of the combined voting power of the outstanding securities of the Company; or

iii.	During any two consecutive year period, individuals whose election by the Board were approved by at least one-half of the directors then still in office cease for any reason to constitute a majority of the Board; or

iv.	Consummation of a merger or consolidation of the Company with any other corporation (subject to certain exceptions); or

v.	Sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale to an exempt person; or

vi.	Approval by shareholders of a plan of complete liquidation or dissolution of the Company.

Pursuant to the Severance Plan, an Executive will be eligible to receive certain severance pay and other benefits upon a separation from service that is initiated by (i) the Company other than for Cause (as defined in the Severance Plan); or (ii) the Executive for Good Reason (as defined in the Severance Plan), in either case during the time period commencing on the effective date of a Change in Control (the “Change in Control Trigger Date”) and until the earlier of (x) the two-year anniversary of the Change in Control Trigger Date, or (y) the date of the Executive’s separation from service by reason of Disability (as defined in the Severance Plan) or death (collectively, a “Qualifying Termination”); provided, that if an Executive’s separation from service is initiated by (a) the Company without Cause during the six-month period ending on the Change in Control Trigger Date (the “Six-Month Period”) at the request of a third party engaging in a transaction or series of transactions that would result in a Change in Control and in contemplation of a Change in Control, or (b) the Executive for Good Reason during the Six-Month Period, then the Executive’s separation from service shall be deemed to have occurred immediately following the Change in Control such that it shall be deemed a Qualifying Termination.

Under the Severance Plan, the Current NEOs will be eligible to receive severance pay and other benefits as follows (collectively, the “NEO Severance Benefits”):

i.	Pro-Rata Bonus for Year of Termination. A lump sum cash payment equal to the pro-rata portion of the Current NEO’s annual cash bonus based on actual achievement of the performance goals applicable for the performance period.

ii.	Prior Year Bonus. If the termination causes the Current NEO to forfeit the payment of the Current NEO’s annual cash bonus for a completed performance period, a lump sum cash payment equal to the full amount of the annual cash bonus which the Current NEO would have received based on actual achievement of the performance goals.

iii.	CIC Severance Amount. An amount equal to two (2) times the sum of the Current NEO’s (i) base salary and (ii) Average Annual Bonus. The Average Annual Bonus generally shall be calculated as (A) in the event that the Current NEO’s separation from service occurs during the Company’s fiscal years beginning in 2013, 2014 and 2015, the larger of (x) the Current NEO’s target annual cash bonus in effect for the fiscal year in which the Current NEO’s separation from service occurs, and (y) the Current NEO’s target annual cash bonus in effect for the fiscal year immediately preceding the fiscal year in which the effective date of the Change in Control occurs; and (B) thereafter, the average of the actual annual cash bonus payments received by the Current NEO for three consecutive fiscal years immediately preceding the fiscal year in which the Current NEO’s separation from service occurs (subject to certain exceptions as set forth in the Severance Plan).

iv.	COBRA Payment. An amount equal to eighteen (18) times the COBRA charge in effect on the date of the Current NEO’s separation from service for the type of Company-provided group health plan coverage in effect for the Current NEO (e.g., family coverage) less the active employee charge for such coverage in effect on the date of the separation from service.

v.	Equity and Long-Term Incentives. Any outstanding equity or long-term compensation grant shall be treated in accordance with the terms of the applicable equity or long-term incentive compensation plan or award agreement under which the grant or award was made.

vi.	Outplacement. Subject to the requirements of Section 409A as described in the Severance Plan, within sixty (60) days following the date of a Current NEO’s separation from service, the Company will make available a twenty-four (24) month executive outplacement services package for such Current NEO.

The receipt of Severance Benefits by a Current NEO is subject to the execution by the Current NEO of a release (the “Release”), which contains customary restrictive covenants regarding confidentiality, non-competition (twenty-four (24) months), non-solicitation (twelve (12) months), non-disparagement and cooperation. The Release must be delivered to the Company within the time period specified in the Severance Plan.

Any payment or benefit received or to be received by a Current NEO (whether payable under the terms of this Severance Plan or any other plan or arrangement with the Company or an affiliate of the Company) that would constitute a “parachute payment” within the meaning of Code Section 280G will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by such Current NEO exceeds the net after-tax benefit that would be received by such Current NEO if no reduction was made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Executive Change in Control Severance Plan

Exhibit 10.2	Form of Non-Renewal Notice

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: August 7, 2014	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Executive Change in Control Severance Plan

Exhibit 10.2	Form of Non-Renewal Notice